EXHIBIT 23.2

                   INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Chittenden Corporation:

We consent to the use of our report on the consolidated statements of income, changes in stockholders' equity and cash flows of Chittenden Corporation and subsidiaries for the year ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       s/ KPMG PEAT MARWICK LLP
Boston, Massachusetts
January 5, 1996